Exhibit 99.1

                  Pactiv Second Quarter Sales Grow 8 Percent;
             Favorable Pricing Offsets Raw Material Cost Increases


    LAKE FOREST, Ill.--(BUSINESS WIRE)--Aug. 8, 2005--For the quarter ended June 30, Pactiv Corporation (NYSE:PTV) today announced that sales from continuing operations rose 8 percent to $707 million from $654 million as pricing gains of 9 percent offset a 1 percent volume decrease. On June 23, 2005, Pactiv announced an agreement to sell substantially all of its protective and flexible packaging businesses. The results of those businesses, as well as costs and estimated charges associated with that transaction, have been classified as discontinued operations. The results of the protective and flexible packaging businesses that are being retained have been included in the Foodservice/Food Packaging segment, and prior period results have been restated to reflect this change. This press release discusses Pactiv's results and outlook on a continuing operations basis unless noted otherwise.
    Income from continuing operations was $37 million, or $0.24 per share, compared with $47 million, or $0.30 per share, in 2004, as higher product launch costs, lower volume, and higher manufacturing and logistics costs more than offset favorable spread (the difference between raw material costs and selling prices). Excluding restructuring and other charges in the second quarter of 2004, earnings per share were $0.24 in 2005 compared with $0.35 in 2004. The loss from discontinued operations, which includes a net goodwill impairment of $36 million, estimated tax expense of $14 million on unremitted foreign earnings, an estimated $31 million net loss on the divestiture, and $3 million of transaction-related expenses, was $79 million, or $0.52 per share, compared with net income of $5 million, or $0.03 per share, in 2004. Net loss from continuing and discontinued operations was $42 million, or $0.28 per share, compared with net income of $52 million, or $0.33 per share, in 2004. Excluding restructuring and other charges as well as costs and estimated charges associated with the divestiture, net income from continuing and discontinued operations was $42 million, or $0.28 per share, in 2005, compared with $60 million, or $0.39 per share, in 2004.
    "Our industry continues to operate in a challenging raw material cost environment. Increasing pricing levels to recover the earnings power lost over the past 24 months to rising raw material costs has been a key strategic objective for each of our businesses. In the quarter we made substantial progress on this goal. As expected, during this dramatic shift, volume was impacted negatively. We expect to regain sales momentum as we move forward. We also continue to experience the temporary impact of higher launch costs for new products in our Hefty(R) business. These new products are being well received by retailers and customers and should add to our future financial success," said Richard L. Wambold, Pactiv's chairman and chief executive officer.
    Gross margin of 25.7 percent declined from 30.7 percent in the second quarter last year, but increased from 24.5 percent in the first quarter of 2005. The sequential improvement reflects the impact of favorable spread, while the year-over-year decline is due to the impact of new product launch costs and higher manufacturing and logistics expenses. Operating margin excluding the 2004 restructuring and other charge declined to 11.0 percent from 16.2 percent last year, but increased from 9.6 percent in the first quarter of 2005.
    For the six-month period, sales of $1.32 billion rose 7 percent from $1.23 billion. Income from continuing operations was $58 million, or $0.38 per share, compared with $47 million, or $0.30 per share, last year. Excluding the restructuring and other charges in both years, income from continuing operations was $62 million, or $0.40 per share, compared with $94 million, or $0.60 per share, in 2004. Net loss from discontinued operations was $78 million, or $0.52 per share, compared with net income of $5 million, or $0.03 per share, last year. Net loss from continuing and discontinued operations was $20 million, or $0.14 per share, compared with net income of $52 million, or $0.33 per share, last year. Excluding restructuring and other charges as well as costs and estimated charges related to the divestiture, net income from continuing and discontinued operations was $71 million, or $0.47 per share, compared with $104 million, or $0.67 per share, in 2004.
    Year-to-date free cash flow from continuing operations was a usage of cash of $10 million compared with free cash flow of $111 million in 2004. The decline primarily is due to higher raw material inventories, as well as higher finished goods inventories to support new product launches, lower accounts payable, and higher capital expenditures for future growth.

    Business Segment Results

    Hefty(R) Consumer Products

    Sales of $251 million rose 6 percent from $237 million reflecting an 11-percent price impact, partially offset by a volume decline of 5 percent. A strong contribution from new products and a volume increase in food bags were more than offset by a decline in foam tableware, reflecting soft market conditions and some price-related share loss, and a decline in waste bags, primarily related to a one-time inventory adjustment by a large customer.
    As previously announced, rollout of Hefty(R) Serve 'n Store(TM) plates and bowls, as well as Hefty(R) Easy Grip(TM) party cups, accelerated in the second quarter. Both products are on track to meet 2005 targeted distribution levels. Based on sales to this point, the products are on pace to meet or exceed targeted 2005 sales levels, and preliminary data regarding repeat purchases are encouraging.
    Operating income was $30 million, compared with $48 million last year primarily reflecting approximately $17 million of product launch costs. Favorable spread partially offset lower volume and higher manufacturing and logistics costs. Product launch costs are tracking as expected. Operating margin excluding restructuring and other charges was 12.0 percent compared with 20.3 percent last year and 9.8 percent in the first quarter of 2005.
    For the six-month period, sales of $465 million rose 6 percent from $437 million as an 8-percent price increase offset a 2-percent volume decline. Operating income was $50 million compared with $85 million last year. Excluding restructuring and other charges in both years, operating income was $51 million compared with $89 million. On the same basis, operating margin was 11.0 percent compared with 20.4 percent.

    Foodservice/Food Packaging

    Sales of $456 million rose 9 percent from $417 million last year based on price impact of 7 percent and volume growth of 2 percent. The volume growth reflects the inclusion of the Newspring Industrial Corporation acquisition that occurred in March, offset by a slight decline in base volume in a sluggish market.
    Operating income was $46 million compared with $45 million last year. Excluding the restructuring and other charge in 2004, operating income was $46 million in 2005 compared with $55 million in 2004. Higher raw material, manufacturing, and logistics costs more than offset the benefit of higher pricing and volume. Spread was even compared with prior year and improved from the first quarter of 2005. On the same basis, operating margin was 10.1 percent compared with
13.2 percent last year and 8.3 percent in the first quarter of 2005. For the six-month period, sales of $855 million increased 8 percent from $792 million. Operating income was $74 million compared with $24 million in 2004. Excluding restructuring and other charges in both years, operating income was $79 million compared with $94 million. On the same basis, operating margin was 9.2 percent compared with 11.9 percent.

    Outlook

    For the continuing operations of Pactiv, the third quarter earnings per share outlook is a range of $0.23 to $0.25. For the full year, the Company expects sales to grow in a range of 8 percent to 10 percent. The full year earnings per share outlook excluding restructuring charges is a range of $0.91 to $1.00. The full year outlook includes non-cash pension income of $35 million after tax, or $0.23 per share.
    Free cash flow for continuing operations for 2005 is anticipated to be approximately $100 million, excluding payments of approximately $15 million after tax related to the Tenneco Packaging litigation settlements. Capital expenditures are expected to be approximately $130 million, and depreciation and amortization expense will be approximately $145 million. For the full year, selling, general, and administrative expense is estimated to be in a range of $250 million to $260 million. The 2005 tax rate is expected to be 36 percent, and the full year expectation of the average fully diluted shares outstanding is approximately 150 million.

    Other

    This press release includes certain non-GAAP financial measures. A reconciliation of the non-GAAP financial measures to GAAP is shown in the "Consolidated Statement of Income", as well as the attached "Regulation G GAAP Reconciliations" or in the attached "Operating Results by Segment". The "Operating Results by Segment" also details the impact on sales of acquisitions and foreign exchange. Schedules restating prior period results to reflect the divestiture of substantially all of the protective and flexible businesses and the reclassification of the remaining businesses in that segment into the Foodservice/Food Packaging segment will be posted on the Company's website (www.pactiv.com) by the end of August.

    Cautionary Statements

    This press release includes certain "forward-looking statements" such as those in the Outlook section as well as "we expect to regain sales momentum as we move forward," "...should add to our future financial success," "...products are on track to meet 2005 targeted distribution levels," "...products are on pace to meet or exceed targeted 2005 sales levels, and preliminary data regarding repeat purchases are encouraging." A variety of factors may cause actual results to differ materially from these expectations including a slowdown in economic growth, changes in the competitive market, increased cost of raw materials, and changes in the regulatory environment. More detailed information about these and other factors is contained in the Company's Annual Report on Form 10-K at page 56 filed with the Securities and Exchange Commission as revised and updated by Forms 10-Q and 8-K as filed with the Commission.

    Company Information

    Pactiv Corporation is a leading producer of specialty packaging products for the consumer and foodservice/food packaging markets. With sales of $2.5 billion, Pactiv has one of the broadest product lines in the specialty packaging industry, and derives more than 80 percent of its sales from market sectors in which it holds the No. 1 or No. 2 market-share position. For more information about Pactiv, log on to the company's website at www.pactiv.com.


                          Pactiv Corporation
                   Consolidated Statement of Income

(In millions, except per-share data)

                               Three months ended   Six months ended
                                     June 30,            June 30,
                               ------------------- -------------------
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------


Sales                              $707      $654    $1,320    $1,229

Costs and expenses
Cost of sales (excluding
 depreciation and
 amortization)                      525       453       988       848
Depreciation and amortization        36        32        71        69
Selling, general, and
 administrative                      66        62       123       118
Other (income) expense                2         1         1         2
                               --------- --------- --------- ---------
Operating income before
 restructuring and other             78       106       137       192
Restructuring and other               -        11         6        75
                               --------- --------- --------- ---------

Operating income                     78        95       131       117


Interest expense, net                20        21        40        42
Income tax expense                   21        27        33        28
                               --------- --------- --------- ---------

Income from continuing
 operations                          37        47        58        47
Income (loss) on discontinued
 operations, net of tax             (79)        5       (78)        5
                               --------- --------- --------- ---------
Net income (loss)                  $(42)      $52      $(20)      $52
                               ========= ========= ========= =========

Average common shares
 outstanding (diluted)            151.2     154.4     151.2     155.9

Earnings (loss) per share
  Income from continuing
   operations before
   restructuring and other        $0.24     $0.35     $0.40     $0.60
  Restructuring and other             -     (0.05)    (0.02)    (0.30)
                               --------- --------- --------- ---------
  Income from continuing
   operations                      0.24      0.30      0.38      0.30
  Income (loss) on
   discontinued operations        (0.52)     0.03     (0.52)     0.03
                               --------- --------- --------- ---------
  Net                            $(0.28)    $0.33    $(0.14)    $0.33
                               ========= ========= ========= =========


Gross margin (before deprec. &
 amort.)                           25.7%     30.7%     25.2%     31.0%
Operating margin
  Excluding restructuring and
   other                           11.0%     16.2%     10.4%     15.6%
  Restructuring & other             0.0%     -1.7%     -0.5%     -6.1%
  Including restructuring and
   other                           11.0%     14.5%      9.9%      9.5%


                          Pactiv Corporation
             Consolidated Statement of Financial Position

(In millions)

                                     June 30, 2005   December 31, 2004
                                   ----------------- -----------------

Assets
Current assets
  Cash and temporary cash
   investments                                  $71              $222
  Accounts and notes receivable                 215               278
  Inventories                                   360               311
  Other                                          43                42
  Assets of discontinued
   operations held for sale                     652               735
                                   ----------------- -----------------
  Total current assets                        1,341             1,588
                                   ----------------- -----------------
Property, plant, and equipment,
 net                                          1,154             1,137
                                   ----------------- -----------------
Other assets
  Goodwill                                      529               466
  Intangible assets, net                        270               270
  Pension assets, net                            10               214
  Other                                          65                66
                                   ----------------- -----------------
  Total other assets                            874             1,016
                                   ----------------- -----------------


  Total assets                               $3,369            $3,741
                                   ================= =================

Liabilities and shareholders'
 equity
Current liabilities
  Short-term debt, including
   current maturities of long-term
   debt                                        $303              $471
  Accounts payable                              175               182
  Other                                         265               226
  Liabilities related to assets of
   discontinued operations held
   for sale                                     179               145
                                   ----------------- -----------------
  Total current liabilities                     922             1,024
                                   ----------------- -----------------
Long-term debt                                  880               869
Pension and postretirement
 benefits                                       358               473
Other liabilities                               237               283
Minority interest                                 9                 9
Shareholders' equity                            963             1,083
                                   ----------------- -----------------

  Total liabilities and
   shareholders' equity                      $3,369            $3,741
                                   ================= =================


                          Pactiv Corporation
                 Consolidated Statement of Cash Flows

(In millions)

Six months ended June 30,                2005              2004
                                   ----------------- -----------------

Operating activities
Income from continuing operations               $58               $47
Adjustments to reconcile income
 from continuing operations to
 cash provided by continuing
 operations
  Depreciation and amortization                  71                69
  Deferred income taxes                          17                20
  Restructuring and other                         -                47
  Noncash retirement benefits, net              (27)              (28)
  Working capital                                23               (16)
  Other                                          (6)                1
                                   ----------------- -----------------
Cash provided by operating
 activities - continuing
 operations                                     136               140
Cash provided by operating
 activities - discontinued
 operations                                      28                29
                                   ----------------- -----------------
Cash provided by operating
 activities                                     164               169
                                   ----------------- -----------------

Investing activities
Expenditures for property, plant,
 and equipment - continuing
 operations                                     (61)              (29)
Acquisitions of businesses and
 assets                                         (98)                -
Other continuing operations
 investing activities                            (1)                -
                                   ----------------- -----------------
Cash used by investing activities
 - continuing operations                       (160)              (29)
Expenditures for property, plant,
 and equipment - discontinued
 operations                                     (14)               (8)
Other discontinued operations
 investing activities                             -                 1
                                   ----------------- -----------------
Cash used by investing activities              (174)              (36)
                                   ----------------- -----------------

Financing activities
Issuance of common stock                         11                19
Purchase of common stock                          -              (171)
Retirement of long-term debt                   (169)                -
Issuance of long-term debt                       11                 -
Other                                            10                 -
                                   ----------------- -----------------
Cash used by financing activities
 - continuing operations                       (137)             (152)
Cash used by financing activities
 - discontinued operations                        -                (1)
                                   ----------------- -----------------
Cash used by financing activities              (137)             (153)
                                   ----------------- -----------------

Effect of foreign-currency
 exchange rate changes on cash and
 temporary cash investments                      (4)               (1)
                                   ----------------- -----------------
Increase (decrease) in cash and
 temporary cash investments                    (151)              (21)
Cash and temporary cash
 investments, January 1                         222               140
                                   ----------------- -----------------
Cash and temporary cash
 investments, June 30                           $71              $119
                                   ================= =================


                          Pactiv Corporation
                     Operating Results by Segment

(In millions)


                                   Foodservice /
                                       Food                Continuing
                         Consumer    Packaging     Other   operations
                        ---------- ------------- --------- -----------
Three months ended
 June 30, 2005
-------------------
Sales                        $251          $456        $-        $707
Acquisitions (a)                -           (16)        -         (16)
                        ---------- ------------- --------- -----------
Adjusted sales (c)            251           440         -         691
                        ---------- ------------- --------- -----------

Operating income before
 restructuring & other        $30           $46        $2         $78
Restructuring & other           -             -         -           -
                        ---------- ------------- --------- -----------
Operating income               30            46         2          78
                        ---------- ------------- --------- -----------

Operating margin
  Excluding
   restructuring and
   other                     12.0%         10.1%       NA        11.0%
  Restructuring & other       0.0%          0.0%       NA         0.0%
  Including
   restructuring and
   other                     12.0%         10.1%       NA        11.0%

Three months ended
 June 30, 2004
------------------
Sales                        $237          $417        $-        $654
Foreign exchange (b)            -             3         -           3
                        ---------- ------------- --------- -----------
Adjusted sales (c)            237           420         -         657
                        ---------- ------------- --------- -----------

Operating income before
 restructuring & other        $48           $55        $3        $106
Restructuring & other           -            10         1          11
                        ---------- ------------- --------- -----------
Operating income               48            45         2          95
                        ---------- ------------- --------- -----------

Operating margin
  Excluding
   restructuring and
   other                     20.3%         13.2%       NA        16.2%
  Restructuring & other       0.0%         -2.4%       NA        -1.7%
  Including
   restructuring and
   other                     20.3%         10.8%       NA        14.5%

Six months ended
 June 30, 2005
-----------------
Sales                        $465          $855        $-      $1,320
Acquisitions (a)                -           (19)        -         (19)
                        ---------- ------------- --------- -----------
Adjusted sales (c)            465           836         -       1,301
                        ---------- ------------- --------- -----------

Operating income before
 restructuring & other        $51           $79        $7        $137
Restructuring & other           1             5         -           6
                        ---------- ------------- --------- -----------
Operating income               50            74         7         131
                        ---------- ------------- --------- -----------

Operating margin
  Excluding
   restructuring and
   other                     11.0%          9.2%       NA        10.4%
  Restructuring & other      -0.2%         -0.5%       NA        -0.5%
  Including
   restructuring and
   other                     10.8%          8.7%       NA         9.9%

Six months ended
 June 30, 2004
----------------
Sales                        $437          $792        $-      $1,229
Foreign exchange (b)            -             3         -           3
                        ---------- ------------- --------- -----------
Adjusted sales (c)            437           795         -       1,232
                        ---------- ------------- --------- -----------

Operating income before
 restructuring & other        $89           $94        $9        $192
Restructuring & other           4            70         1          75
                        ---------- ------------- --------- -----------
Operating income               85            24         8         117
                        ---------- ------------- --------- -----------

Operating margin
  Excluding
   restructuring and
   other                     20.4%         11.9%       NA        15.6%
  Restructuring & other      -0.9%         -8.9%       NA        -6.1%
  Including
   restructuring and
   other                     19.5%          3.0%       NA         9.5%

(a) Adjustment to current year sales for incremental sales from acquisitions.
(b) Adjustment of prior year sales to current year foreign exchange rates.
(c) Sales adjusted for acquisitions and foreign exchange.


                          Pactiv Corporation
                   Regulation G GAAP Reconciliation
            Net Income (Loss) and Earnings (Loss) per Share

(In millions, except per-share amounts)

                               Three months ended   Six months ended
                                     June 30,            June 30,
                               ------------------- -------------------
                                   2005      2004      2005      2004
                               --------- --------- --------- ---------
Net income (loss) - US GAAP
 basis                             $(42)      $52      $(20)      $52

Adjustments (net of tax) to
 exclude:
  Loss on sale of discontinued
   operations                        31         -        31         -
  Goodwill impairment -
   discontinued operations           36         -        36         -
  Incremental tax expense
   related to discontinued
   operations                        14         -        14         -
  Transaction-related costs           3         -         6         -
  Restructuring and other
   charges                            -         8         4        52
                               --------- --------- --------- ---------

Net income - US GAAP basis
 excluding impacts of the
 company's planned sale of
 businesses classified as
 discontinued operations and
 restructuring and other
 charges (a)                        $42       $60       $71      $104
                               ========= ========= ========= =========


Average common shares
 outstanding (diluted)            151.2     154.4     151.2     155.9

Diluted earnings (loss) per
 share
Net - US GAAP basis              $(0.28)    $0.33    $(0.14)    $0.33

Adjustments (net of tax) to
 exclude:
  Loss on sale of discontinued
   operations                      0.20         -      0.20         -
  Goodwill impairment -
   discontinued operations         0.25         -      0.25         -
  Incremental tax expense
   related to discontinued
   operations                      0.09         -      0.09         -
  Transaction-related costs        0.02         -      0.05         -
  Restructuring and other
   charges                            -      0.06      0.02      0.34
                               --------- --------- --------- ---------

Net - US GAAP basis excluding
 impacts of the company's
 planned sale of businesses
 classified as discontinued
 operations  and restructuring
 and other charges (a)            $0.28     $0.39     $0.47     $0.67
                               ========= ========= ========= =========

Percent change - 2005 vs. 2004    -28.2%              -29.9%

(a) In accordance with generally accepted accounting principles (US
    GAAP), reported net income includes the after-tax impacts of the company's planned sale of businesses classified as discontinued operations and restructuring and other charges. The company's management believes that by adjusting reported net income to exclude the effects of these items, the resulting earnings present an operationally-oriented depiction of the company's performance. The company's management uses earnings excluding the after-tax impacts of the company's planned sale of businesses classified as discontinued operations and restructuring and other charges to evaluate operating performance, to value various business units, and, along with other factors, in determining management compensation.


                   Regulation G GAAP Reconciliation
                            Free Cash Flow

                               Three months ended   Six months ended
                                     June 30,            June 30,
                               ------------------- -------------------
                                   2005      2004      2005      2004
                               --------- --------- --------- ---------
Cash flow provided by operating
 activities - continuing
 operations (US GAAP basis)         $19       $70      $136      $140
 Less:
   Capital expenditures -
    continuing operations           (30)      (15)      (61)      (29)
   (Increase) decrease in asset
    securitization program          (10)        -       (85)        -
                               --------- --------- --------- ---------

 Free cash flow - continuing
  operations (b)                   ($21)      $55      ($10)     $111
                               ========= ========= ========= =========

(b) Free cash flow is defined as cash flow provided by operating activities less amounts for capital expenditures and changes in the usage of the company's asset securitization program. These amounts have been calculated in accordance with US GAAP. The company's management believes free cash flow, as defined, provides a useful measure of the company's liquidity. The company's management uses free cash flow as a measure of cash available to fund required or early debt retirement and incremental investing and/or financing activities, such as, but not limited to, acquisitions and share repurchases. However, free cash flow has limitations, as it does not represent residual cash flows available for discretionary expenditures. Some of the company's expenditures are mandatory. The amount of mandatory versus discretionary expenditures can vary significantly between periods.


                          Pactiv Corporation
                   Regulation G GAAP Reconciliation
       Income from Continuing Operations and Earnings per Share

(In millions, except per-share amounts)

                               Three months ended   Six months ended
                                     June 30,            June 30,
                               ------------------- -------------------
                                   2005      2004      2005      2004
                               --------- --------- --------- ---------
Income from continuing
 operations - US GAAP basis         $37       $47       $58       $47

Adjustments (net of tax) to
 exclude:
  Restructuring and other
   charges                            -         7         4        47
                               --------- --------- --------- ---------

Net income - US GAAP basis
 excluding restructuring and
 other charges (a)                  $37       $54       $62       $94
                               ========= ========= ========= =========


Average common shares
 outstanding (diluted)            151.2     154.4     151.2     155.9

Diluted earnings (loss) per
 share
Income from continuing
 operations - US GAAP basis       $0.24     $0.30     $0.38     $0.30

Adjustments (net of tax) to
 exclude:
  Restructuring and other
   charges                            -      0.05      0.02      0.30
                               --------- --------- --------- ---------

Net - US GAAP basis excluding
 restructuring and other
 charges (a)                      $0.24     $0.35     $0.40     $0.60
                               ========= ========= ========= =========

Percent change - 2005 vs. 2004    -31.4%              -33.3%

(a) In accordance with generally accepted accounting principles (US
    GAAP), reported net income includes the after-tax impacts of restructuring and other charges. The company's management believes that by adjusting reported net income to exclude the effects of these items, the resulting earnings present an operationally-oriented depiction of the company's performance. The company's management uses earnings excluding the after-tax impacts of restructuring and other charges to evaluate operating performance, to value various business units, and, along with other factors, in determining management compensation.


                          Pactiv Corporation
                   Regulation G GAAP Reconciliation
                     Operating Results by Segment
                          Three Months Ended
                  March 31, 2005, and March 31, 2004

(In millions)


                                   Foodservice /
                                       Food                Continuing
                        Consumer     Packaging     Other   operations
                       ----------- ------------- --------- -----------
Three months ended
 March 31, 2005
------------------
Sales                        $214          $399        $-        $613
Acquisitions (a)                -            (3)        -          (3)
                       ----------- ------------- --------- -----------
Adjusted sales (c)            214           396         -         610
                       ----------- ------------- --------- -----------

Operating income
 before
 restructuring &
 other                        $21           $33        $5         $59
Restructuring & other           1             5         -           6
                       ----------- ------------- --------- -----------
Operating income              $20            28         5          53
                       ----------- ------------- --------- -----------

Operating margin
  Excluding
   restructuring and
   other                      9.8%          8.3%       NA         9.6%
  Restructuring &
   other                     -0.5%         -1.3%       NA        -1.0%
  Including
   restructuring and
   other                      9.3%          7.0%       NA         8.6%

Three months ended
 March 31, 2004
------------------
Sales                        $200          $375        $-        $575
Foreign exchange (b)            -             -         -           -
                       ----------- ------------- --------- -----------
Adjusted sales (c)            200           375         -         575
                       ----------- ------------- --------- -----------

Operating income
 before
 restructuring &
 other                        $41           $39        $6         $86
Restructuring & other           4            60         -          64
                       ----------- ------------- --------- -----------
Operating income              $37           (21)        6          22
                       ----------- ------------- --------- -----------

Operating margin
  Excluding
   restructuring and
   other                     20.5%         10.4%       NA        15.0%
  Restructuring &
   other                     -2.0%        -16.0%       NA       -11.2%
  Including
   restructuring and
   other                     18.5%         -5.6%       NA         3.8%

(a) Adjustment to current year sales for incremental sales from acquisitions.
(b) Adjustment of prior year sales to current year foreign exchange rates.
(c) Sales adjusted for acquisitions and foreign exchange.


                          Pactiv Corporation
                   Regulation G GAAP Reconciliation
                           Outlook for 2005

                                Three months ended    Twelve months
                                  September 30,       ended December
                                       2005              31, 2005
                               ------------------- -------------------
Diluted earnings per share        Low       High      Low       High
                                estimate  estimate  estimate  estimate
                               --------- --------- --------- ---------
Continuing operations - US GAAP
 basis                            $0.23     $0.25     $0.89     $0.98
Adjustments to exclude
 restructuring
 and other charges                    -         -      0.02      0.02
                               --------- --------- --------- ---------

Continuing operations excluding
 restructuring and other
 charges (a)                      $0.23     $0.25     $0.91     $1.00
                               ========= ========= ========= =========


                                       Twelve months
                                     ended December 31,
                                            2005
Free cash flow (in millions)        -------------------
Cash flow provided by operating
 activities - US GAAP basis                  $215
 Less:
   Capital expenditures -
    continuing operations                    (130)
   (Increase) decrease in asset
    securitization program                      -
                                    -------------------

Free cash flow (b)                            $85
                                    ===================


(a) In accordance with generally accepted accounting principles (US
    GAAP), reported net income from continuing operations includes the after- tax effects of restructuring and other charges. The company's management believes that by adjusting reported net income from continuing operations to exclude the effects of these items, the resulting earnings present an operationally-oriented depiction of the company's performance. The company's management uses earnings excluding restructuring and other charges to evaluate operating performance, to value various business units, and, along with other factors, in determining management compensation.

(b) Free cash flow is defined as cash flow provided by operating activities less amounts for capital expenditures and changes in the usage of the company's asset securitization program. These amounts have been calculated in accordance with US GAAP. The company's management believes free cash flow, as defined, provides a useful measure of the company's liquidity. The company's management uses free cash flow as a measure of cash available to fund required or early debt retirement and incremental investing and/or financing activities, such as, but not limited to, acquisitions and share repurchases. However, free cash flow has limitations, as it does not represent residual cash flows available for discretionary expenditures. Some of the company's expenditures are mandatory. The amount of mandatory versus discretionary expenditures can vary significantly between periods.



    CONTACT: Pactiv Corporation
             Christine Hanneman (Investor Relations), 847-482-2429 channeman@pactiv.com or
             Lisa Foss (Media Relations), 847-482-2704 lfoss@pactiv.com